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                                                                    EXHIBIT 99.4




                    STEWART INFORMATION SERVICES CORPORATION

                     CERTIFICATE OF CHIEF FINANCIAL OFFICER

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002


          Pursuant to Section 906(a) of the Sarbanes-Oxley Act of 2002







     The undersigned, being the Chief Financial Officer of Stewart Information Services Corporation (the "Company") hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002, filed with the United States Securities and Exchange Commission pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     Dated November 4, 2002.







/s/    MAX CRISP
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Name: Max Crisp
Title: Executive Vice President and
Chief Financial Officer, Secretary-
Treasurer, Director and Principal
Financial and Accounting Officer